Exhibit 99.1

OneSpaWorld and Haymaker to Host Analyst and Investor Meeting

November 15, 2018 at 9:00am ET

Lotte New York Palace Hotel

455 Madison Avenue, New York, NY 10022

(New York, NY) – November 9, 2018—Haymaker Acquisition Corp. (NASDAQ: HYAC) (“Haymaker”), a publicly traded special purpose acquisition company, and OneSpaWorld (“OSW” or the “Company”), the pre-eminent global provider of health and wellness products and services onboard cruise ships and in destination resorts around the world, today announced that the companies will host a meeting for the analyst and investment community on Thursday, November 15, 2018 at the Lotte New York Palace Hotel at 455 Madison Avenue, New York, NY to discuss their recent business combination. Management will provide formal remarks followed by a question and answer session with the meeting taking place from 9:00 a.m. to 11:00 a.m. Eastern Time.

A live webcast will be accessible on Haymaker’s Events page at http://haymakeracquisition.com/. A replay of the event will be available on www.haymakeracquisition.com. The Analyst and Investor presentation will also be available for download at www.haymakeracquisition.com.

For additional information about the meeting and to register please contact: Allison Malkin of ICR by email: amalkin@icrinc.com.

About OSW:

Headquartered in Nassau, Bahamas, OSW is one of the largest health and wellness services companies in the world. OSW’s distinguished facilities offer guests a comprehensive suite of premium health, fitness, beauty and wellness services, treatments, and products aboard 161 cruise ships and at 66 destination resorts around the world. OSW holds the leading market position within the fast-growing international leisure market and has been built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ health, fitness, beauty, and wellness while vacationing for over 50 years.

About Haymaker:

Haymaker is a $330 million blank check company led by Steven Heyer. Haymaker was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more target businesses. The executives of Haymaker are experienced at recognizing and quantifying the value of brands and creating strategies to reposition those brands to reach their full market potential. For more information about Haymaker, please visit www.haymakeracquisition.com.

Additional Information Posted to Website

Important Information About the Proposed Transaction and Where to Find It:

In connection with the proposed transaction, OneSpaWorld Holdings Limited (“OSW Holdings”) intends to file a registration statement on Form S-4 (the “S-4”), which will include a prospectus with respect to OSW Holding’s securities to be issued in connection with the proposed business combination of OSW and Haymaker and a proxy statement with respect to Haymaker’s stockholder meeting to vote on the proposed transaction, with the Securities and Exchange Commission (the “SEC”). Haymaker’s stockholders and other interested persons are advised to read, when available, the S-4 and the amendments thereto and any documents incorporated by reference therein filed in connection the proposed transaction, as these materials will contain important information about OSW, Haymaker, and the proposed transaction. When available, the S-4 and other relevant materials for the proposed transaction will be mailed to stockholders of Haymaker as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the S-4 and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, NY 10019.

Participants in the Solicitation:

OSW, OSW Holdings, Haymaker, and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Haymaker’s stockholders with respect to the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in Haymaker is contained in Haymaker’s annual report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Haymaker Acquisition Corp., 650 Fifth Avenue, Floor 10, New York, NY 10019, Attention: Christopher Bradley or Joseph Tonnos, (212) 616-9600. Additional information regarding the interests of such participants will be contained in the S-4.

Forward-Looking Statements:

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of Haymaker, OSW and OSW Holdings may differ from their actual results and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance including projected financial information (which is not audited or reviewed by auditors) and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction, and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of Haymaker, OSW, and OSW Holdings and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Haymaker or other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the demand for OSW’s and the combined company’s services together with the possibility that OSW or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Haymaker’s other filings with the SEC. Haymaker cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Haymaker, OSW, and OSW Holdings do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation:

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.